Exhibit 99.1

Blue Apron Names Charlean Gmunder Chief Operating Officer

30-Year Food Operations Leader to Oversee Fulfillment, Supply Chain, and Customer
Experience

NEW YORK, November 30, 2020 – Blue Apron Holdings, Inc. (NYSE: APRN) today announced the appointment of Charlean Gmunder as Chief Operating Officer, effective as of November 25, 2020. Gmunder brings more than 30 years of food operations experience to her new role, including deep knowledge in food manufacturing and fulfillment. As Chief Operating Officer, Gmunder is responsible for overseeing Blue Apron’s fulfillment, supply chain, Food Safety and Quality Assurance, physical operations, including logistics, procurement and customer experience. Gmunder reports to President and Chief Executive Officer Linda Findley Kozlowski.

“Charlean’s background, experience and accomplishments represent an excellent complement to Blue Apron’s leadership and operations teams,” said Kozlowski. “Her experience in food system operations, coupled with her deep knowledge of new product development and expanding capacity, will be critical as we continue to execute on our growth strategies.”

Most recently, Gmunder was the vice president of catering operations with United Airlines, where she was responsible for six company-owned direct food-related manufacturing sites and all third-party manufacturing worldwide. Her business unit was responsible for over $1 billion in annual revenue with 3,000 employees, including responsibility for product development, marketing, sales, supply chain, operations, regulatory compliance and customer experience.

Prior to United Airlines, Gmunder held operations roles at Maple Leaf Foods, Chiquita Brands, Promotion in Motion, Premio Foods, National Starch Food Innovation and Wm. Wrigley Jr. Company.

“This is an exciting time for the company as it continues to focus on product innovation, improved marketing and operational efficiencies to leverage changes in consumer behaviors around eating more meals at home. I look forward to working closely with Linda and the rest of the Blue Apron team towards continued progress on the company’s growth strategy set forth last year,” said Gmunder.

Gmunder received a bachelor’s degree in Chemical Engineering and a Master of Business Administration from Rutgers University in New Jersey.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed and consumed, and as a result, building a better food system that benefits consumers, food producers and the planet. Blue Apron has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statement

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," “forecasts,” "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Forward-looking statements in this press release include, but are not limited to, statements relating to the Company’s plans to execute on its growth strategy. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include, without limitation, the company achieving its expectations with regards to its expenses and net revenue; its ability to grow adjusted EBITDA and to achieve or maintain profitability; the continued sufficiency of the company’s cash resources; the company’s need for additional financing; its ability to effectively manage expenses and cash flows, and its ability to remain in compliance with the financial and other covenants under the company’s indebtedness; its ability, including the timing and extent, to sufficiently manage costs and to fund investments in operations from cash from operations or additional financings in amounts necessary to continue to support the execution of the company’s growth strategy; its ability, including the timing and extent, to successfully execute the company’s growth strategy, cost-effectively attract new customers and retain existing customers, continue to expand its direct-to-consumer product offerings and continue to benefit from the implementation of operational efficiency practices; its ability to sustain the increased demand resulting from the COVID-19 pandemic and to retain new customers; any material and adverse impact of the COVID-19 pandemic on the company’s operations and results, including as a result of the company’s inability to meet demand due to loss of adequate labor, whether as a result of heightened absenteeism or challenges in recruiting and retention or otherwise, prolonged closures, or series of temporary closures, of one or more fulfillment centers and supply chain or carrier interruptions or delays; changes in consumer behaviors that could lead to declines in demand, both as COVID-19 related restrictions continue to be lifted to varying degrees across the United States, and/or consumer fears dissipate, and/or as a result of the COVID-19 pandemic’s impact on financial markets and economic conditions, including on consumer spending habits; achieving its expectations regarding the benefits and expected costs and charges associated with temporarily reopening its Arlington fulfillment center; its ability to maintain and grow the value of the company’s brand and reputation; its expectations regarding, and the stability of, its supply chain, including potential shortages or interruptions in the supply or delivery of ingredients, as a result of COVID-19 or otherwise; its ability to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; its ability to accommodate general changes in consumer tastes and preferences or in consumer spending; its ability to effectively compete; its ability to attract and retain qualified employees and key personnel in sufficient numbers; its ability to comply with modified or new laws and regulations applying to its business; risks resulting from its vulnerability to adverse weather conditions, natural disasters and public health crises, including pandemics; its ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission (“SEC”) on October 29, 2020, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contacts for Blue Apron

Investor Contact

investor.relations@blueapron.com

Joseph Jaffoni, Richard Land, James Leahy

JCIR

aprn@jcir.com or 212-835-8500

Media Contact

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com